EMPLOYMENT AGREEMENT    EXHIBIT 10.6


          AGREEMENT,  dated as of  October  1,  1996,  between  ARTHUR D.  ROCHE
(hereinafter   called  "Roche"),   and  VICON  INDUSTRIES,   INC.,  a  New  York
corporation, having its principal place of business at 525 Broad Hollow Road, Melville, New York 11747 (hereinafter called the "Company").
          WHEREAS, Roche has previously been employed by the Company, and
          WHEREAS, the Company and Roche mutually desire to assure the continuation of Roche's services to the Company,
          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties covenant and agree as follows:
          1.     Employment.  The Company shall employ Roche as its
Executive Vice President throughout the term of this Agreement, and Roche hereby accepts such employment.
          2. Term. The term of this Agreement shall commence as of the date of this Agreement and end on September 30, 1999.
          3.     Compensation.
                 A. The Company shall pay Roche a base salary of $170,000 per annum, subject to adjustment as provided in subsection B.
                 B. Prior to September 15 of each succeeding year, Roche's base salary shall be reviewed by the Compensation Committee of the Board of Directors upon recommendation of the President and shall be fixed for the year commencing October 1 of such year by agreement between Roche and the Board of Directors, but in any



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event shall not be less than the base salary for the one year period then ending.
                 C. Roche's base salary shall be payable monthly or bi-weekly.
                 D. Roche shall also be entitled to participate in any pension, profit sharing, life insurance, medical, dental, hospital, disability or other benefit plans as may from time to time be available to officers of the Company.
            4.  Extent and Places of Services; Vacation
                 A. Roche shall report to the CEO and perform such duties and assume such responsibilities as are usual and customary in his employment capacitiy.
                 B. Roche shall devote his full time, attention, and energies to the business of the Company.
                 C. Roche shall not be required to perform his services outside the Melville, New York area or such other area on Long Island, New York as shall contain the location of the Company's headquarters.
                 D. The Company shall provide Roche with office space, secretary, telephones and other office facilities appropriate to his duties.
                 E. Roche shall be entitled to one month's vacation per annum.
          5. Covenant not to Compete. Roche agrees that during the term of this Agreement and for a period of three years thereafter, he shall not directly or indirectly within the United States or Europe engage in, or enter the employment of or render any services to any other entity engaged in, any business of a

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similar nature to or in competition with the Company's business of designing, manufacturing, and selling security equipment and protection devices within the United States or Europe. Roche further acknowledges that the services to be rendered under this Agreement by him are special, unique, and of extraordinary character and that a material breach by him of this section will cause the Company to suffer irreparable damage; and Roche agrees that in addition to any other remedy, this section shall be enforceable by negative or affirmative preliminary or permanent injunction in any Court of competent jurisdiction.
          6.    Termination Payment on Change of Control.
                 A. Notwithstanding any provision of this Agreement, if a "Change of Control" occurs without the prior written consent of the Board of Directors, Roche, at his option, may elect to terminate his obligations under this Agreement and to receive a termination payment, without reduction for any offset or mitigation, in an amount equal to three times his average annual base salary for the lessor of five years or the number of years actually employed preceding the Change of Control, in either lump sum or extended payments over three years as Roche shall elect.
                 B. A "Change of  Control"  shall be deemed to have  occurred if
(i) any other entity shall directly or indirectly acquire a beneficial ownership of 20%, or any further amount in excess of 20%, of the outstanding shares of capital stock of the Company or (ii) a majority of the members of the Board of Directors of the Company or any successor by merger or assignment of assets or otherwise, shall be persons other than Directors on the date of this Agreement.

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                C. Roche's option to elect to terminate his  obligations  and to receive a termination payment and to elect to receive a lump sum or extended payments may be exercised only by written notice delivered to the Company within 90 days following the date on which Roche receives actual notice of Change of Control.
                 D. If Roche elects to receive  lump sum  payment,  such payment shall be made within 30 days of the Company's receipt of Roche's notice of election.

          7.   Severance Payment on Certain Terminations.
                A. If the Company terminates Roche's employment under this Agreement for reasons other than "Gross Misconduct" or with the consent of the Board of Directors a Change of Control as defined in paragraph 6
B. shall occur, or the Company executes a "Company Sale Agreement" then Roche, at his option, may elect to receive a severance payment, without reduction for any offset or mitigation, in an amount equal to twelve months of his then annual base salary payable in either lump sum or extended payments as Roche shall elect.
                B. "Company Sale Agreement" means an agreement to which the Company is a party that contemplates that more than half of the assets of the Company are transferred to another entity or that upon consummation of the transactions contemplated by such agreement, a Change of Control as defined in paragraph 6 shall occur or have occurred.
                C. In the event of an election under paragraph 7, payment of such severance payment shall be in lieu of any

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obligation  of the  Company  for  termination  payment or other  posttermination compensation under this Agreement, if any.
                D. "Gross Misconduct" shall mean (a) a wilful, substantial and unjustifiable refusal to perform substantially the services required by this Agreement to be performed; (b) fraud, misappropriation or embezzlement involving the Company or its assets; or (c) conviction of a felony involving moral turpitude.
               E. Roche's option to elect to receive a severance payment and to elect to receive lump sum or extended payments may be exercised only by written notice delivered to the Company within 90 days following the date on which Roche receives actual notice of the existence of any other condition referred to in paragraph 7A, except that, in the case of the Company's execution of a Company Sale Agreement, Roche's option may be exercised at any time prior to the closing under such agreement and such termination shall be effective as of such closing.
               F. If Roche elects to receive lump sum payment, such payment shall be made within 30 days of the Company's receipt of Roche's notice of such election, except that, in the case of the Company's execution of a Company Sale Agreement, the payment shall be made no later than the time of closing under such agreement.
               G. Payment of termination or severance payment shall not affect the Company's obligations under any other agreement with Roche.

      8. Death or Disability. The Company may terminate this Agreement if during the term of this Agreement (a) Roche dies or
(b) Roche becomes so disabled for a period of four and a half months that he is substantially unable to perform his duties under

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this Agreement for such period. Such a termination shall not release the Company from any liability to Roche for compensation earned, or for termination or severance payment elected, prior to such termination; nor shall it be deemed a termination of employment for Gross Misconduct. Termination in accordance with this clause shall not entitle Roche to any severance payments.
           9. Arbitration. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of New York in accordance with the rules of the American Arbitration then in effect, and judgement upon the award rendered be entered and enforced in any court having jurisdiction thereof.
      10.   Miscellaneous.
            A. Except for any stock options previously granted, this Agreement contains the entire agreement between the parties and supersedes all prior agreements by the parties relating to the particulars of Roche's employment by the Company, however, it does not restrict or limit such other benefits as the President and Board of Directors may determine to provide or make available to Roche.
            B.  This  agreement  may  not  be  waived,  changed,   modified  or
discharged orally, but only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.
            C. This Agreement shall be governed by the laws of New York applicable to contracts between New York residents and made and to be entirely performed in New York.

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           D. If any part of this Agreement is held to be  unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect.
           E. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successor, and assigns.
          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

                                          VICON INDUSTRIES, INC.


                                         By
Arthur D. Roche                            Peter F. Neumann
                                           Chairman
Date:  10-01-96                            Compensation Committee



























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